UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mobile Vault, Inc.

(Exact name of registrant as specified in its charter)

Florida	7371	45-2403820
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

Steven Sanders
3384 La Canada Drive, Suite 1	7865 Amethyst Lake Point
Cameron Park, CA 95682	Lake Worth, FL 33467
530-409-3181 E-Mail – dolsen530@gmail.com	561-964-6839 E-Mail – ssanders42@gmail.com
(Address and telephone of	(Name, address and telephone number
Registrant’s executive office)	of agent for service)

Please send copies of all correspondence to:

3384 La Canada Drive, Suite 1 Cameron Park, CA 95682 530-409-3181 Fax: 415.634.4302 E-Mail – dolsen530@gmail.com

Approximate date of proposed sale to the public: As soon as practical after this registration statement becomes effective

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered (3)	Amount To Be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)(4)

Common stock by company par value $0.0001	3,000,000	$ 0.01	$ 30,000	$ 4.09

Total	3,000,000	$ 0.01	$ 30,000	$ 4.09

(1)

The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000 shares sold and the gross proceeds to the Company will be $15,000.

(2)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933

(4)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTILTHE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Mobile Vault, Inc.

3,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

Prior to this Offering, no public market has existed for the common stock of Mobile Vault, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering, we are registering a total of 3,000,000 shares of our common stock.  Of the shares being registered, all 3,000,000 are being registered for sale by the Company.  The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officer Danielle Olsen.  She will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of the Offering.  Assuming all shares being offered by the Company are sold, the Company will receive $30,000 in net proceeds.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) a maximum of 360 days from the effective date of this Prospectus.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.01	Not applicable	$0.01
Minimum Purchase	None	Not applicable	Not applicable
Total (3,000,000 shares)	$30,000.00	Not applicable	$30,000.00

Currently, Ms. Danielle Olsen owns 100% of the Company’s common stock. After the offering, Ms. Olsen will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $5,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of Mobile Vault, Inc.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS ‘BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this prospectus is ____________, 2013

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 6 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	3,000,000 shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering the 3,000,000 shares of our common stock at $0.01.

Number of shares outstanding before the offering of common stock	9,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	12,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.01.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.01 per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the 3,000,000 shares common stock and intends to use the proceeds from this offering to create the retailer application prototype. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00, are being paid for by us.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 270 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

Our officer & director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officer and director will own 75% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officer and director will own 86% or 92%, respectively.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that, which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on May 18, 2011, as a for-profit company with a fiscal year end of May 31. Our business and registered office is located at 3384 La Canada Drive, Suite 1, Cameron Park, CA  95682.  Our telephone number is 530-409-3181.

We have not generated any revenues to date and our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we will not have sufficient capital to begin generating revenues from operations. We do not anticipate generating revenues until at least 18 months after we complete a $700,000 capital raise (which is in addition to the $30,000 capital raise from this offering).

We need to raise $700,000 (in addition to the $30,000 capital raise from this offering) to execute our business plan over the next 18 months. The funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our intended service or develop our business strategy. We anticipate a burn rate of approximately $1,000 per month. At 33% of the shares sold, our burn rate would be 5 months, at 50% of shares sold, our burn rate would be 10 months; at 75%, 17 months; and at 100%, 25 months.

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to begin implementing the business plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00 are being paid for by us. The maximum proceeds from this offering ($30,000) will satisfy our basic subsistence level, cash requirements for up to 12 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility.  75% of the possible proceeds from this offering ($22,500) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($10,000) will sustain us for up to six months, and 33% of the proceeds ($5,000) will sustain for up to three months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. Nevertheless, if we are only successful in selling 33% or less of the shares being registered, we will dedicate all proceeds to satisfying our continuous disclosure requirements. We do not have adequate funds to satisfy our working capital requirements for the next eighteen months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $700,000 to pay for expenses associated with our development over the next 18 months.

In their audit report dated June 22, 2012, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an on going business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Mobile Vault, Inc. filed a previous registration statement which became effective on January 25, 2012. Unfortunately, due to market conditions at that time, the Company was not able to sell any shares of common stock to any investors. The registration statement was effective for 90 days, and has since expired.

Mobile Vault plans to provide consumers the ability to instantly check where files have come from, securely back up the smartphone, check social networks for bad links and other threats like unsafe websites, and will monitor suspicious behavior to quickly detect attacks and malware. The Company believes this is an attractive market opportunity because of the consumer adoption of mobile phones and the impact of the phone on the consumer’s lifestyle.

Mobile Vault plans to develop products to protect the consumer’s privacy and security when using any mobile application. The Company plans to develop products, which will allow the user to automatically back up their files to disc, USB device or a data center. This feature will provide the user an easy way to recover data and important files when your mobile device crashes. The Company also plans to provide the consumer the ability to securely and automatically manage usernames and passwords and avoid hacks from cybercriminals or unauthorized users. The consumer will not have to worry about unsafe and malicious websites, including phishing sites. The consumer will be able to email, chat and download files without having to be concerned about  spyware and other threats that create damage.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our business plan until we are able to secure the $30,000 financing from this offering assuming all the shares offered are sold. There can be no assurance that such financing will be available from this offering.

Assuming we sell all the shares offered in this offering, the $30,000 raised will be insufficient to commercialize our business or implement our business plan.  Consequently, we need to raise an additional $700,000 to implement our business plan over the next 18 months.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

	Year Ended	Nine months ended
	May 31, 2012	February 28, 2013
	(Audited)	(Unaudited)
Revenues	$0	0
Expenses	4,868	9,092
Net Profit (Loss)	(4,868)	(9,092)
Net Profit (Loss) per share	$

	As at February 28, 2013
	(Unaudited)
Working Capital (Deficiency)	(8,068)
Total Assets	$2,010
Total Current Liabilities	$10,078

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”.

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

At May 31, 2013, we had $1,389 cash on-hand and our stockholder’s equity was -$8,068 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect negative cash flow for the foreseeable future as we incur operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

THE COMPANY IS SUBJECT TO THE 15(D) REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934 WHICH DOES NOT REQUIRE A COMPANY TO FILE ALL THE SAME REPORTS AND INFORMATION AS A FULLY REPORTING COMPANY.

The Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the Company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS, THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

As of February 28, 2013, Mobile Vault, Inc. had $1,389 in cash and limited capital resources. In order to continue operating through 2013, we must raise approximately $30,000 in gross proceeds from this offering.

We have approximately $5,000 in offering costs associated with this financing. The offering proceeds may not cover these costs, and, if this is the case, we will be in a worse financial condition after the offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

THE PRIVACY SECURITY SOFTWARE MARKET FOR MOBILE PHONES IS IN ITS EARLY PHASES OF GROWTH WITH A FRAGMENTED MARKET AMONG SOFTWARE SECURITY COMPANIES AND DEVICE MANUFACTURERS. THE COMPANY MUST DEVELOP A STRONG PRODUCT THAT IS DEVICE AGNOSTIC IN ORDER TO BUILD CONSUMER LOYALTY AND TO GENERATE REVENUES. IF THE COMPANY IS NOT ABLE TO ESTABLISH A STRONG BRAND AND POSITION IN THE MARKET, THE COMPANY WILL NOT BE ABLE TO GENERATE THE REVENUE TO BECOME PROFITABLE. IF THE COMPANY DOESN’T GAIN THIS MARKET POSITION, WE FACE A HIGH RISK OF BUSINESS FAILURE.

According to TRUSTe Harris Interactive, the number one concern for US smartphone users was privacy and security. Only 36% of the users surveyed by eMarketer felt in control of their data. And 75% of the users indicated that they don’t like to be tracked by advertisers. The Company must develop unconventional privacy and security software to protect the user’s confidential personal data. The brand loyalty and objectivity will help the Company establish a position in the market and if successful, will help the Company generate revenues. If the Company does not establish itself in this market, the Company will not be able to generate sales and operating results will be negatively impacted and our business could fail.

THE MOBILE TRACKING OF PHONES AND USER DATA IS AN UNKNOWN PROBLEM IN THE MARKET AND IF NOT ADDRESSED WITH FULL TRANSPARENCY, COMPANIES RISK LOOSING CONSUMER CONFIDENCE. IF CONSUMERS LOOSE CONFIDENCE, THE BUSINESS WILL FAIL.

According to eMarketeer.com, the awareness of mobile ad tracking is only known by two-thirds of the smartphone users. Due to the sensitive nature of personal data on the phone, the advertising companies risk damaging their brand, trust, and loyalty with users. The companies that address these concerns with full transparency minimize their risk of losing customers. The Company’s privacy policy must be 100% transparent, and the Company must proactively address these concerns with users. If we don’t, we risk losing consumer confidence and our business will fail.

MOBILE VAULT MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH. IF THE COMPANY CAN NOT SUCCESSFULLY MANAGE THE GROWTH, THE COMPANY MAY RUN OUT OF MONEY AND FAIL.

Any extraordinary growth may place a significant strain on management, finance, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company’s financial condition or the results of its operations.

AS OUR BUSINESS GROWS, WE WILL NEED TO ATTRACT ADDITIONAL MANAGERIAL EMPLOYEES

WHICH WE MIGHT NOT BE ABLE TO DO.

We have one officer and director, Ms. Danielle Olsen, the President and sole director. In order to grow and implement our business plan, we would need to add managerial talent in sales, technical, and finance to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

THE COMPANY WILL NEED TO HIRE AND RETAIN TECHNICAL RESOURCES FOR PRODUCT DEVELOPMENT.  IF THOSE RESOURCES ARE NOT AVAILABLE OR ARE DIFFICULT TO FIND, THE COMPANY’S PRODUCT DEVELOPMENT TIMELINE AND BUSINESS WOULD BE IMPACTED.

The Company will need to hire technical resources, specifically programmers, to develop the Company’s products.  Identifying and recruiting qualified resources with technical skills is difficult and time consuming.  If the Company is not successful recruiting and retaining these technical resources, the Company’s product development will be delayed which will impact the Company’s development and operations.

THE COMPANY’S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Ms. Danielle Olsen, our sole officer and director, has other business interests and currently devotes approximately 20-30 hours per week to our operations. She currently works at Tunnel Creek Dental as an IT manager. In addition, the Company is entirely dependent on the efforts of its sole officer and director, therefore her departure could have a materially adverse effect on the business. Her industry and technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business. The Company does not maintain key person life insurance on its sole officer and director.

THE COMPANY’S CEO AND PRESIDENT HAS OBLIGATIONS WITH HER CURRENT EMPLOYER, THEREFORE SHE MAY HAVE CONFLICT OF INTEREST WITH MOBILE VAULT.

Ms. Danielle Olsen has current obligations with her employer Dental Creek Tunnel and those obligations including her time may present a conflict of interest with Mobile Vault.  If a conflict arises, Ms. Olsen will resolve those conflicts with Dental Creek as the top priority.  Therefore, in those circumstances, Mobile Vault will be negatively impacted and could result in delays or disruptions to the business.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company’s sole officer and director, Ms. Danielle Olsen, owns 100% of the outstanding shares and will own no less than 75% after this offering is completed. For example, if 50% of the offering is sold, Ms. Olsen will retain 85.7% of the shares outstanding. As a result, she will maintain control of the Company and be able to choose all of the Company’s directors. Her interests may differ from those of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

These other activities may present a conflict of interest with the Company. For example, a potential conflict could be the allocation of Ms. Olsen’s time between the Company vs. Tunnel Creek. If such conflict arises, Ms. Olsen will honor her responsibilities at Tunnel Creek first, then will tend to the Company’s responsibilities. This requirement is not in the best interests of the Company’s shareholders. If such situation occurs, this may materially impact the Company and the value of your investment.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH PROFITABLE RELATIONSHIPS WITH CUSTOMERS AND GENERATE REVENUES, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering, and creating a proof-of-concept we can use to attract customers, it may take us longer to generate revenues. If the Company’s efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and if Ms. Danielle Olsen does not fund the Company, the business will fail.

WE WILL RELY ON STRATEGIC RELATIONSHIPS TO PROMOTE OUR PRODUCTS AND SERVICES AND IF WE FAIL TO DEVELOP, MAINTAIN OR ENHANCE THESE RELATIONSHIPS, OUR ABILITY TO SERVE OUR CUSTOMERS AND DEVELOP NEW SERVICES AND APPLICATIONS COULD BE HARMED.

Our ability to provide our products to consumers depends significantly on our ability to develop, maintain or enhance our strategic relationships with distribution partners to access these potential customers. In the beginning of operations, there will be a marketing challenge for MVault. The Company and identity will be newly formed therefore, the Company will be relatively unknown in the marketplace. Therefore, MVault won’t benefit from immediate name recognition.

THE COMPANY MAY RETAIN INDEPENDENT CONTRACTORS OR CONSULTANTS DUE TO CAPITAL CONSTRAINTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT.

The Company’s management may decide due to economic reasons to retain independent contractors to provide services to the Company. Those independent individuals have no fiduciary duty to the shareholders of the Company and may not perform as expected.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH CURRENT AND FUTURE COMPETITORS.

Mobile Vault, Inc. has security software competitors that include Bulldog Mobile, SMobile Security, and ESET Mobile Security, Mobclix, Pinchmedia, Flurry, and Medialets. These companies market solutions across devices, carriers, and platforms. We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all.

In addition to established competitors, there is ease of market entry for other mobile privacy and security companies that choose to compete with us.  Competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the mobile privacy and security market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

OUR OFFERING IS BEING CONDUCTED BY OUR SOLE OFFICER AND DIRECTOR WITHOUT THE BENEFIT OF AN UNDERWRITER WHO WOULD HAVE CONFIRMED THE ACCURACY OF THE DISCLOSURE IN OUR PROSPECTUS.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our sole officer and director will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

THE COMPANY’S ELECTION TO NOT OPT OUT OF THE JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY MAKE ITS FINANCIAL STATEMENTS DIFFICULT TO COMPARE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE DEBT AND EQUITY MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world’s major economies and the constraints in the debt and equity markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting capital sources could affect our ability to access debt facilities or obtain equity financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global debt and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $700,000 that we estimate we will require to launch our business (in addition to the $30,000 capital raised from this offering).

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR BUSINESS ACTIVITIES TO DEVELOPMENT. AS A RESULT, OUR SALES WILL NOT COMMENCE FOR THE FORESEEABLE FUTURE AND IN SO MAY AFFECT OUR ABILITY TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our business activities to product development.  Once completed, we intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our services; fluctuations in the demand for our service the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our sole officer and director, her departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICE OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to successfully market our service to prospective customers. However, our planned service may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our service to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Although we plan on offering our retail application to the market, the application offering may be slow in sales and hence delay profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the retail application, (b) obtaining customers, (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

OUR MANAGEMENT TEAM CONSISTS OF ONE PERSON AND MAY NOT BE SUFFICIENT TO SUCCESSFULLY OPERATE OUR BUSINESS.

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only one management member which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH PROFITABLE RELATIONSHIPS WITH CUSTOMERS AND GENERATE REVENUES, THE BUSINESS WILL FAIL.

Because there may be a delay between the completion of this offering, and creating a proof-of-concept we can use to attract customers, it may take us longer to generate revenues. If the Company’s efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and if Ms. Olsen does not fund the Company or obtain additional loans, the business will fail.

WE WILL RELY ON STRATEGIC RELATIONSHIPS TO PROMOTE OUR PRODUCTS AND SERVICES, MAINLY THE APP STORES LIKE THE APP STORE AND GOOGLE PLAY.  IF WE FAIL TO DEVELOP, MAINTAIN OR ENHANCE THESE RELATIONSHIPS, OUR ABILITY TO SERVE OUR CUSTOMERS AND DEVELOP NEW SERVICES AND APPLICATIONS COULD BE HARMED.

Our ability to provide our products to consumers depends significantly on our ability to develop, maintain or enhance our strategic relationships with the app stores. These distribution points are critical to access these potential customers. In the beginning of operations, there will be limited marketing efforts due to limited capital resources. The Company and identity will be newly formed therefore, the Company will be relatively unknown in the marketplace.  Therefore, Mobile Vault won’t benefit from immediate name recognition.

Risks Related To Our Financial Condition

WE ARE UNABLE TO PROVIDE A TIME TABLE FOR THE IMPLEMENTATION OF OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE VIABILITY OF OUR BUSINESS AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We anticipate that we will require a total of $700,000 ($700,000 in addition to the maximum of $30,000 that we are seeking to raise through this offering) in order to implement our business plan. What’s more, with the clear exception of the costs associated with this offering ($5,000) we anticipate that virtually all aspects of our business plan must be executed concurrently or near concurrently with each other in order for us to generate more than nominal revenues. Because we have taken no steps to identify potential sources of financing that we will require to execute our business plan we cannot estimate if or when we will obtain additional financing. Therefore, we are also unable to provide a timeline for the implementation of our business plan. Our inability to provide a timeline for the implementation of our business plan at this time casts substantial doubt on the viability of our business and will have an adverse impact on our ability to attract investors, which may cause the business to fail. Any investment in our business is therefore highly speculative.

ALTHOUGH WE PLAN TO OFFER THE SECURITIES FROM THIS OFFERING, THERE IS NO GUARANTEE THAT WE WILL BE ABLE TO SELL THE OFFERING AND IF WE DO, THE PROCEEDS MAY BE INSUFFICIENT TO FUND OPERATIONS.

The Company plans to offer the securities from this offering, however there is no guarantee that the Company will be able to sell the securities. And even if the Company does offer the securities, there are no guarantees that the proceeds from the offering will be sufficient to fund our planned operations.

WE ARE UNABLE TO IDENTIFY IN ANY DETAIL THE STEPS THAT WE WILL TAKE TO OBTAIN THE FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE ABILITY OF OUR MANAGEMENT TO EXECUTE OUR BUSINESS PLAN AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of February 28, 2013 we had only nominal cash resources of $1,389 and we anticipate that we will require a total of $700,000 ($700,000 in addition to the maximum of $30,000 that we are seeking to raise through this offering) in order to implement our business plan. What’s more our sole officer and director has no experience in capital raising or identifying potential sources of financing for our business. Because our sole officer and director has no experience in capital raising or identifying potential sources of financing we are unable to identify in any detail the steps we will take to obtain the financing required to execute our business plan. Our inability to identify the steps we will take to obtain the financing we require casts doubt on the ability of our management to execute our business plan and on our ability to continue as a going concern. If we are unable to identify and access sources of financing our business will fail and you will lose your investment.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated June 22, 2012, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the Auditors Report accompanying our Audited Financial Statements.  Because we have been issued an opinion by our auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its service. Within the next 18 months, we will have costs related to (i) creating personal mobile security application, (ii) initiation of our marketing campaign, (iii) selling expenses, (iv) administrative expenses, and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our service will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan will require a significant capital investment. Debt or equity financing may not be available to us, or, if available, may be too expensive. Executing our business plan could require an initial investment of approximately $700,000 (in addition to the $30,000 capital raise from this offering) and we anticipate up to 18 months of operational losses at a minimum of $1,000 per month.

We require $30,000 to begin implementing the business plan and application development. This amount includes the $5,000 required for offering expense. We will require additional funding of approximately $700,000 (in addition to the $30,000 capital raise from this offering) to fully execute our business plan and bring our service to the marketplace. As of February 28, 2013, we had cash on hand of $1,389.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

IF OUR REGISTRATION STATEMENT IS DECLARED EFFECTIVE, WE WILL BE SUBJECT TO THE SEC’S REPORTING REQUIREMENTS AND WE CURRENTLY DO NOT HAVE SUFFICIENT CAPITAL TO MAINTAIN THIS REPORTING STATUS WITH THE SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

We have only been recently formed and have only a limited operating history with no earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.0002 as of February 28, 2013, our most recent financial statement date.

The arbitrary offering price of $0.01 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 500,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY

We have 500,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of California. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don’t have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can’t assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT YET A REPORTING ISSUER AND MAY NOT BECOME ONE.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 33%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

	IF 33% OF	IF 50% OF	IF 75% OF	IF 100% OF
	SHARES SOLD	SHARES SOLD	SHARES SOLD	SHARES SOLD

GROSS PROCEEDS FROM THIS OFFERING	$10,000	$15,000	$22,500	$30,000

OFFERING EXPENSES
Accounting Fees	1,425	1,425	1,425	1,425
Legal Fees	2,250	2,250	2,250	2,250
Printing	500	500	500	500
Transfer Agent	825	825	825	825

SUB TOTAL	$5,000	$5,000	$5,000	$5,000

COMPANY DEVELOPMENT AND TESTING EXPENSES
Operating Equipment	$0	$1,000	$2,900	$4,900
Office Equipment	0	0	200	300
Consulting Team	900	5,200	11,400	18,400
Marketing	0	200	500	800
Facility	0	0	200	400

SUB TOTAL	$900	$5,400	$12,300	$19,900

ADMINISTRATION EXPENSES
State of FL. Reporting	$150	$150	$150	$150
SEC Reporting (1)	2,950	2,950	2,950	2,950

SUB TOTAL	$3,100	$3,100	$3,100	$3,100

GROSS PROCEEDS TOTALS	$10,000	$15,000	$22,500	$30,000

(1) The SEC Reporting line item includes the cost of complying with the SEC’s disclosure requirements.

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to begin implementing the business plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00 are being paid for by us. The maximum proceeds from this offering ($30,000) will satisfy our basic subsistence level, cash requirements for up to 12 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility.  75% of the possible proceeds from this offering ($22,500) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($10,000) will sustain us for up to six months, and 33% of the proceeds ($5,000) will sustain for up to three months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. Nevertheless, if we are only successful in selling 33% or less of the shares being registered, we will dedicate all proceeds to satisfying our continuous disclosure requirements. We do not have adequate funds to satisfy our working capital requirements for the next eighteen months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $700,000 to pay for expenses associated with our development over the next 18 months.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time ion the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher then the offering price in this offering

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	Our new business structure and operations as well as lack of client base;

•	Prevailing market conditions, including the history and prospects for our industry;

•	Majority of Mobile Vault’s retail application business is not public and market conditions tend to be harder on new businesses;

•	Our future prospects and the experience of our management;

•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.01 per share. This price (which is the equivalent of $0.01 per common share) is significantly greater than the price paid by our sole officer and director. Our sole officer and director paid $0.0001 per share, a difference of $0.0099 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.01
Net tangible book value per share before offering	$0.0002
Potential gain to existing shareholders	$0.0025
Net tangible book value per share after offering	$0.0027
Increase to present stockholders in net tangible book value per share after offering	$0.0025
Capital contributions	$39,000
Capital contribution by officer & director on May 18, 2011	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholders	9,000,000
Percentage of ownership after offering	75%

New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	33%	50%	75%	100%
Per share offering price	$0.01	$0.01	$0.01	$0.01
Net tangible book value per share before offering	$0.0002	$0.0002	$0.0002	$0.0002
Net tangible book value per share after offering	$0.0012	$0.0016	$0.0021	$0.0027
Increase in book value attributable to new shareholders	$0.0010	$0.0013	$0.0018	$0.0025
Dilution to new shareholders	10.4%	13.45%	18.6%	25.9%

THE OFFERING

We are registering 3,000,000 shares of our common stock for offer and sale at $0.012 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.012. Even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.012 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through Danielle Olsen our Sole Officer and Director named herein. Ms. Olsen will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 270 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

We anticipate that we will be initially offering our securities in the State of California. Once this Registration Statement is effective, and if Ms. Olsen believes that there is sufficient interest in our company to offer our securities in the state of California, we will register with the state of California under ‘blue sky’ laws. However, we have not yet applied for ‘blue sky’ registration in the state of California, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in California or any other state in the US. For further discussion regarding ‘blue sky’ registration please see ‘Risk Factors’ elsewhere in this Prospectus.

Ms. Olsen will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Ms. Olsen is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation.

2.	Ms. Olsen will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Ms. Olsen is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Ms. Olsen meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.  The shares will be offered at a fixed price of $0.01 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will terminate upon the earlier to occur of (i) 270 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective

This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage
Title of Class	Name	Shares Owned	of Shares(1)
Shares of Common Stock	Danielle Olsen (2)	9,000,000	100%
	3384 La Canada Dr. Suite 1
	Cameron Park, CA 95682

(1) Based on 9,000,000 shares outstanding as of February 28, 2013.

(2) The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, Danielle Olsen is the only “parent” and “promoter” of the company.

For the period ended February 28, 2013, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Note that the resale of shares sold in a 144(i), clarifies that holders of securities of shell companies may not use Rule 144 for resales until 12 months after the company has reported Form 10 information reflecting the company’s status as no longer being a shell company  Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see “Plan of Distribution” above).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, February 28, 2013. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock. The Company received $9,000 cash.

DESCRIPTION OF SECURITIES

Common Stock

The authorized common stock is four hundred eighty million (480,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Bylaws, our Articles of Incorporation, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jim Schneider, Pearlman Schneider, LLP, 2200 Corporate Boulevard, Suite 201, Boca Raton, Florida 33431, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

ZBS Group, LLP, Certified Public Accountant, of 115 Broad Hollow Road, Suite 350, Melville, New York  11747, 516-394-3344 has audited our Financial Statements for the period May 18, 2011 (date of inception) through May 31, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit inception May 18, 2011 through May 31, 2012.

BUSINESS DESCRIPTION

We were incorporated in the State of Florida on May 18, 2011, as a for-profit company with a fiscal year end of May 31.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and our activities have been limited to the completion of our business and financial plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see “Risk Factors” elsewhere in this Prospectus for full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  With the clear exception of the costs associated with this offering ($5,000) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a eighteen month period. We anticipate that we will require $700,000 in order to generate significant revenues within an 18 month period, subsequent to this $30,000 offering.

Mobile Vault, Inc. is a development stage company to provide mobile security and privacy protection. The Company plans to provide mobile users the ability to check where files have come from, securely back up the data on their mobile phones, check social networks for bad links and other threats, and provide warning of unsafe websites and monitors the phone for suspicious behavior to quickly detect attacks, viruses, and malware activities.

The Company plans to provide a set of software applications to protect the privacy and security when using any mobile application. The Company’s plan is to develop products that will allow the user to automatically back up their files to disc, USB device or a cloud-based data center. This would allow the user to recover any data and files if their mobile device crashes. The software applications would also securely and automatically manage usernames and passwords to prevent cybercriminals from stealing this information. In addition, the Company plans to create additional software applications to block unsafe and malicious websites, including phishing sites, scan your social networks for suspicious links and malware, and provide the consumer the ability to email, chat and download files while detecting and blocking spyware and other threats before they can do damage.

Mobile Vault, Inc. is in the early stage of developing its business plan. The Company does not have any products, customers and has not generated any revenues. The Company must complete the business plan, develop the product and attract customers before it can start generating revenues.

PRODUCT OVERVIEW

Mobile Vault, Inc. products plan to provide mobile users the essential tools for security and privacy protection of their personal data on their smartphones.

On the Internet, users can control the level of their privacy via their web browser. They can have zero privacy, some or full privacy. Internet browsers allow websites to track you with cookies. That’s why when you search for hamburgers, you’ll get ads for food like McDonalds or Burger King. Cookies are stored on your browser and the user has the ability to disallow cookies, delete cookies or selectively use them. Websites also track your behavior only when you are on their sites using tools like Google Analytics, StatCounter and Woopra. They track you starting from what web site you came from, all your activity in their site and where you go to after you leave their site. Most people would be surprised that merely going to a website, the operator of the site (e.g. Facebook) can discern what prior website you came from, what operating system you use, the monitor resolution that you use, date and time of the visit, how long you’re on their site, all your click behaviors and anything you write on the site. The sites do not know who you are unless you explicitly tell them through registration and “opting in”. Applications perform limited tracking - mainly to make sure you have the most current or legal version of software. Also the information is anonymized when it is sent back to the software application vendor. This is how the application provider ensures trust with their customers.

On the mobile device, the same challenges exist. Therefore, the Company’s product will feature will address the following:

Automated backup;

Easy recovery;

Social Media security for the smartphones;

Blocks unsafe and malicious websites;

Blocks unsafe and malicious downloads;

Simple installation and ease of use.

Mobile Vault plans to address the needs and desires of smartphone users with a simple, convenient way to secure their data.

Mobile Vault will be an integrated application that will ensure your privacy and security when using a smartphone. It will allow users to have ease of mind that their personal data and privacy are secure when using their smartphone, to surf the web, email, chat or safely use any other application they have downloaded.  It will also block unsafe websites and malicious downloads and social media security.

The Company believes there are two primary uncertainties in our product development schedule, capital and qualified developers. The Company must secure the necessary capital and thereafter, must recruit qualified programmers to develop the products.

SALES & DISTRIBUTION

Mobile Vault products will be marketed initially via the Internet and application stores (App Store, Android Market). In addition, the Company plans to build relationships with resellers, value added resellers(VAR) and original equipment manufacturers(OEM) to market and sell through these indirect channels. At the current time, the Company does not anticipate developing a direct sales force to market the product to consumers. Much of Mobile Vault’s market success will occur through the combination of the App Stores, direct mail marketing, print media marketing and Internet advertising.

MARKET OPPORTUNITY / BENEFITS

The rapid growth in the smartphone market has provided consumers tremendous opportunity to access the internet for a variety of information at any time.  They can shop online, get real time news, sports, and weather, check email, all at a push of the button in the palm of their hand. This functionality is of significant value not only to the consumer, but also businesses and advertiser that want access to the consumer market 7x24.

Apple and Google have been very successful with their mobile products. According to Gartner, Apple sold over 38 million iPhones and others sold 156 million Android phones in the first quarter of 2013 (Source: http://techcrunch.com/2013/05/14/android-nearly-75-of-all-smartphones-shipped-in-q1-samsung-tops-30-mobile-sales-overall-nearly-flat-says-gartner/). Both operating systems (iOS and Android) benefit from the product sales, but what is more critical is to understand the consumer’s habits and behaviors. This information is invaluable not only to both companies, but also their ecosystem which include advertisers, application developers, and other third party marketers. The sharing of personal information is handled by privacy policies that exist between the consumer and carriers, application providers, and device manufacturers.

According to online privacy service provider TRUSTe and Harris Interactive2, the top concern among US smartphone users was privacy, followed by security.

Smartphone owners are very concerned about sharing information via applications, and even with passwords and privacy policies, 64% of respondents said they felt they had no control over their personal information when they used their mobile devices. In addition, almost 75% of the mobile users did not like being tracked by advertisers.

“People understand that the phone is extremely personal, that it’s tied to them and that it has a lot of data about them,” TRUSTe president Fran Maier told eMarketer (Source: http://www.truste.com/why_TRUSTe_privacy_services/harris-mobile-survey/).

These mobile security and privacy issues are a critical issue for the industry. Recently, Apple was accused of obtaining a log file that continually tracks the location of an iPhone--and makes that data available in unencrypted form to anyone who has possession of the physical phone--made dozens of headlines. The Government has taken a strong position on online privacy protection and has called for investigations into Apple and Google regarding their mobile privacy policies. Even with these Government actions, users are still very concerned about their privacy and protection.

According to MEF, over 70% of consumers say it is important to them to understand what data is being collected and how it is being shared.  In addition, only 37% of consumers are comfortable with sharing their information and 33% are NOT comfortable at all.  This group (33%) avoid apps because they do not trust them. (Source: http://venturebeat.com/2013/04/20/a-wakeup-call-for-the-app-economy-mobile-consumers-want-privacy/).

Consumers view the phone as a very personal device with their own personal data. There can be value sharing the data, but this decision needs to be made by the consumer, not the advertiser, device manufacturer, or carrier.

The consumer knows that application providers want their location to provide them additional value (ex. local store location, local restaurant specials, directions/maps). Marketing company and application developers must be transparent with their intentions to maintain and build consumer trust.  Education will be an important component to maintain customer loyalty, and most importantly, the value the consumer receives must outweigh the drawback of sharing location specific data, otherwise consumers will shut down these services and turn away advertisers and marketers.

With location based services, consumers are becoming more concerned about their data being exposed.  According to eMarketer, the top three concerns on LBS applications are 1) lack of protection about consumer’s activities, 2) sharing information to marketers, and 3) personal safety.  This privacy concern is increasing all the time from the data analytics companies collect and remarket without consumer consent.

The fundamental question between the consumer and the mobile service provider is the reward greater than the risk.  According to eMarketer, only 17% of the consumers believe the rewards are greater than the risks.  Mobile application service providers need to instill more transparency to prove to the consumer they can be trusted.  Once there is a level of transparency and trust, the LBS application experiences will drive stronger consumer behavior, trust and confidence with location based services (Source: http://iviutech.com/downloads/eMarketer_Location-Based_Marketing-Driving_Sales_in_a_Whats_Around_Me_World.pdf)

Competition

The competition for privacy and security mobile solutions is growing at this point. The Android device competition includes BullGuard Mobile Security, SMobile Security, Lookout Mobile Security, and ESET Mobile Security. On Apple, the competition includes Mobclix, Pinchmedia, Flurry, and Medialets who are software vendors that provide “tracking tools” for iPhone developers. Some may say these companies are no more innocuous than Google Analytics but it’s very different. Google Analytics tracks your behavior on the specific website it was installed on and there is no provision to track a unique identifier. So if you’re at neighborhood coffee shop’s WiFi, Google Analytics knows a computer signed in from the coffee shop WiFi address but cannot specifically attribute a nasty anonymous blog post to you and your specific computer.

Although the market competition is expanding, we feel there is not an existing product that meets the security and privacy protection needs along with Malware protection that works not only with the Internet but also with social networks.

The Company will face competitive challenges because the Company has not developed the product, does not have any revenues, and lacks the necessary capital to fund operations. The Company must overcome these challenges to be successful in the marketplace.

The Company believes that Mobile Vault’s strength in the security and privacy market will come from its integrated approach to work across the web, applications and social networks, along with an easy to use interface. The Company believes that users want a simple and secure solution that runs in the background. This type of solution will allow users to enjoy their phone for work and play and not worry about their personal data and privacy.

Employees and Employment Agreements

As of February 29, 2013, we have no employees other than Ms. Olsen, our sole officer and director. Ms. Olsen has the flexibility to work on our business up to 25 to 30 hours per week. She is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local/ state and governmental regulations of the market. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services’ which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

As our office space needs are limited at the current time, we are currently operating out of our sole director and officer’s office located at 3384 La Canada Drive, Suite 1, Cameron Park, CA 95682.  This space usage is donated free of charge by our sole director and officer.

LEGAL PROCEEDINGS

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this Prospectus there were 1 holder of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on May 18, 2011, as a for-profit company, and an established fiscal year of May 31. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from other sources other than loans we undertake.

From inception (May 18, 2011) through February 28, 2013, our business operations have primarily been focused on completing our business plan, positioning ourselves for the software development and raise additional capital. We have spent a total of approximately $17,068 on general expenses, legal, accounting and SEC filing costs. We have not generated any revenue from business operations. All cash held by us is the result of the sale of common stock to our sole director and officer and a note payable to an accredited, non-affiliate investor.

The proceeds from this offering will satisfy our cash requirements for up to 24 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees and developing the software prototype application. As of February 28, 2013 we had $1,389 cash on hand.

Plan of Operations

We anticipate that the $30,000 we intend to raise in this offering will be sufficient to enable us to develop the mobile security protection prototype and part of the commercial product design. Efforts will be proportional to funds raised to achieve these results. Raising less than the $30,000 will decrease funds for the product development. The first money raised, of course, will be set aside and used for meeting our reporting requirements to the Securities Exchange Commission and the State of Florida.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts. The Use of Proceeds table shows an increase in funds allocated to each category of expenses under our business plan somewhat in proportion to the percentage of shares sold (whether 33%, 50%, 75% or 100%). Initially, we intend to develop the prototype retail shopping application. We intend to interview technical consultants in the development of the prototype, but would not engage these technical consultants unless and until sufficient funds were raised. Initially, Ms. Olsen will provide her office computer and office equipment at no cost.  However, we estimate that we will require as much as $700,000 ($700,000 in addition to the maximum of $30,000 that we are seeking to raise through this offering) in order to establish operations of a sufficient size and quality to ensure the competitiveness of our business and to generate significant revenues to support an office outside Ms. Olsen’s residential office. Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan on a reduced scale and quality. A decision by management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stages of our business development, whether we have raised 35%, 50%, 75% or 100% of the proceeds that we will be seeking to raise through this offering.

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $700,000 (in addition to this $30,000 capital raise) to pay for expenses associated with our development over the next 18 months and to support company operations.

As of February 28, 2013, we had cash on hand of $1,389.

During the next eighteen month we intend to develop a mobile security protection application business. Consumer spending accounts for approximately 70% of the US GDP according to the US Government.  The mobile security market is extremely competitive and consumers always pay attention to prices.  Consumers are always looking for protection from malware, fraud, and viruses.  In addition, with the proliferation of mobile devices (both smartphones and tablets), consumers now have multiple devices and need protection across all of them.

The following description of our business is intended to provide an understanding of our company and the direction of our strategy.

Mobile Vault, Inc. products plan to provide mobile users the essential tools for security and privacy protection of their personal data on their smartphones.

On the Internet, users can control the level of their privacy via their web browser. They can have zero privacy, some or full privacy. Internet browsers allow websites to track you with cookies. That’s why when you search for hamburgers, you’ll get ads for food like McDonalds or Burger King. Cookies are stored on your browser and the user has the ability to disallow cookies, delete cookies or selectively use them. Websites also track your behavior only when you are on their sites using tools like Google Analytics, StatCounter and Woopra. They track you starting from what web site you came from, all your activity in their site and where you go to after you leave their site. Most people would be surprised that merely going to a website, the operator of the site (e.g. Facebook) can discern what prior website you came from, what operating system you use, the monitor resolution that you use, date and time of the visit, how long you’re on their site, all your click behaviors and anything you write on the site. The sites do not know who you are unless you explicitly tell them through registration and “opting in”. Applications perform limited tracking - mainly to make sure you have the most current or legal version of software. Also the information is anonymized when it is sent back to the software application vendor. This is how the application provider ensures trust with their customers.

On the mobile device, the same challenges exist. Therefore, the Company’s product will feature will address the following:

•	Automated backup;

•	Easy recovery;

•	Social Media security for the smartphones;

•	Blocks unsafe and malicious websites;

•	Blocks unsafe and malicious downloads;

•	Simple installation and ease of use.

•	Mobile Vault plans to address the needs and desires of smartphone users with a simple, convenient way to secure their data.

During product prototype and development, the Company plans to create a product prototype to show and attract customers and is expected to be completed within six (6) months after this capital of $30,000 is secured. Although the Company plans to use the prototype to attract customers, the Company does not expect to start generating revenues until twelve (12) months after the successful completion of this offering. The timeline for the prototype is subject to change and is based on securing the necessary financing and retaining qualified resources for the product development.

Opportunity / Benefits

The rapid growth in the mobile security software market is expected to reach $2.9 billion by 2017 according to Infonetics Research.  The market grew 58% in 2012 and the consumer client software market is expected to grow at 28% annually through 2017.  (Source: http://www.infonetics.com/pr/2013/2H12-Mobile-Security-Client-Software-Market-Highlights.asp).

Since inception, we have incurred a net loss of approximately $17,068.

We believe that it will cost approximately $700,000 (subsequent to the $30,000 capital raise) to execute the business plan. There can be no assurance that we will be able to secure financing or if offered that it will be on terms acceptable to us. In the event we are unable to secure adequate financing we will not be able to develop the business.

We intend to pursue capital through public or private financing in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our product prototyping or development and even if we do secure adequate financing, there can be no assurance that our products will be accepted by the marketplace and that we will be able to generate revenues. Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for the business plan development.

Results of Operations

There is no historical financial information about us upon which to base an evaluation of our performance. We have incurred expenses of $17,068 on our operations as of February 28, 2013 and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole director and officer for aggregate proceeds of $9,000 and a note payable in the amount of $9,816.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Our results of operations are summarized below:

May 18, 2011 (Inception)
To February 28, 2013
(Unaudited)
Revenue	—
Cost of Revenue	—
Expenses	$17,068
Net Loss -	$17,068
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	9,000,000

Liquidity and Capital Resources

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended February 28, 2013, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000 and a note payable in the amount for $9,816 to an accredited, non-affiliate investor..

Our current cash on hand is $1,389 which will be used to meet our current obligations.  However, our current cash is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  Based on our disclosure above under “Use of Proceeds,” we anticipate that any level of capital raised above 75% will allow us minimal operations for a eighteen month period while meeting our state and SEC required compliance obligations. Nonetheless, even the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, but it will provide for vetting of the business plan to support pursuing investment capital.

Our current cash on hand is $1,389, which is allocated to cover the expenses associated with this offering.  Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our “Use of Proceeds” would be adjusted accordingly.  Nonetheless, based on our disclosure above under “Use of Proceeds,” which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 60% will allow us minimal operations for a twelve month period while meeting our State and SEC required compliance obligations. Although, the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, it will provide for vetting of the business plan to support pursuing investment capital.

We anticipate needing $700,000 (subsequent to this $30,000 capital raise) in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through February 28, 2013, we spent $17,068 on general and administrative operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director.  We raised $9,816 in a note payable from an accredited, non-affiliated investor.  We currently have accrued interest of $262 and a working capital of -$8,068.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The Sole director and officer has made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Significant Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended February 29, 2013. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Expenses:  Expenditures for research and development will be expensed as incurred.

Earnings (Loss) Per Share:  Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At February 28, 2013 the Company did not have any potentially dilutive common shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

ZBS Group, LLP, our CPA auditors, has audited our Financial Statements for the period from May 18, 2011 (date of inception) through May 31, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On May 18, 2011 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to this S-1 filing.

MANAGEMENT

Officer and Director

Our sole officer and director will serve until her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)
Danielle Olsen 3384 La Canada Drive, Suite 1 Cameron Park, CA 95682	28	President, Secretary/ Treasurer, Principal Executive Officer, Principal Financial Officer and sole member of the Board of Directors

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Business Experience

DANIELLE OLSEN, SOLE OFFICER AND DIRECTOR

Ms. Olsen is our founder and has served as our sole officer and director since our inception.   She 6 years of marketing and software design and programming experience. She is currently working at Sage Software, an applications development company. She has designed and programmed inventory management systems, integrated software for various application protocols, interfaces disparate accounting software systems, and customized reporting. Previously, she was a purchasing manager for Lawson Medical.  Ms. Olsen earned a bachelor of science in computer science from Florida Atlantic University.

Currently Ms. Olsen devotes approximately 20-30 hours per week for the Company.  The balance of her time is spent at Sage Software, Inc.

Ms. Olsen is not an officer or director of any other reporting company.

CONFLICTS OF INTEREST

As of February 28, 2013, we have no employees. Ms. Olsen, our founder, Sole officer and director, currently devotes 25 to 30 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Ms. Olsen regarding the provision of her services to the Company.

Ms. Olsen is not obligated to commit her full time and attention to our business and accordingly, she may encounter a conflict of interest in allocating her time between our operations and those of other businesses. Presently, Ms. Olsen earns her livelihood as an employee of Life Technologies, Inc.

Although Ms. Olsen is presently able to devote 25 to 30 hours per week to our business while maintaining her own livelihood, this may change. Also, if we require Ms. Olsen to devote more than 25 to 30 hours per week to our business on a regular basis for an extended period, it is uncertain that she will be able to satisfy our requirements unless we have sufficient resources to compensate her for any lost income from her livelihood.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of solely of Ms. Olsen who was integral to our business and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Ms. Olsen does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to May 18, 2011 our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception May 18, 2011 through February 28, 2013.

Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Danielle Olsen CEO	2013	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of February 28, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Danielle Olsen	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

Options Grants during the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole director and officer or employees or consultants since we were founded.

Compensation of Directors

Our sole director is not compensated by us for acting as such. She is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officer or director other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Ms. Olsen that would result from her resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception May 18, 2011 through February 28, 2013.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Danielle Olsen	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what her ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Danielle Olsen	9,000,000	100%
	3384 La Canada Drive, Suite 1 Cameron Park, CA 95682

	All Officers and Directors as a Group	9,000,000	100%
	(1 person)

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	Danielle Olsen	9,000,000	75%
	3384 La Canada Drive, Suite 1 Cameron Park, CA 95682

	All other Shareholders	3,000,000	25%

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 18, 2011 we issued 9,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $9,000.  We also issued a note payable in the amount of $9,816 to an accredited, non-affiliated investor.

There have been no other transactions since our inception May 18, 2011, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Director Independence

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

REPORTS TO SECURITY HOLDERS

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. If we fail to meet the Exchange Act’s reporting requirements we will lose our status as a reporting Issuer with the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC. The public may also read any materials filed by us with the SEC through the SEC’s website at www.sec.gov. In addition to documents related to the registration statement of which this prospectus forms a part, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Mobile Vault, Inc.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 270 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•        Unaudited Interim Financial Statements for the period from June 1, 2012 to February 28, 2013

•        Audited Financial Statements for the period ended May 31, 2012 and for the period ended May 31, 2011

Mobile Vault, Inc.

(A Development Stage Entity)

INDEX TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 1, 2012 TO FEBRUARY 28, 2013

Balance Sheet at February 28, 2013	F-2

Statement of Operation for the period June 1, 2012 through February 28, 2013	F-3

Statements of Cash Flows for the period June 1, 2012 through February 28, 2013	F-4

Notes to Financial Statements	F-5

Mobile Vault, Inc.

(A Development Stage Company)

Balance Sheets

	February 28,
	2013	May 31,
	(Unaudited)	2012

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,389	$1,603
Accounts receivable	621	621
Total current assets	2,010	2,224

TOTAL ASSETS	$2,010	$2,224

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$—	$1,200
Accrued interest	262	—
Notes payable	9,816	—
Total liabilities	10,078	1,200

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred shares:
20,000,000 shares authorized, $0.0001 par value;
0 shares issued and outstanding	—	—
Common shares:
480,000,000 shares authorized, $0.0001 par value;
9,000,000 shares issued and outstanding	900	900
Additional paid-in capital	8,100	8,100
Deficit accumulated during the development stage	(17,068)	(7,976)
Total Stockholders’ Equity (Deficiency)	(8,068)	1,024

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,010	$2,224

The accompanying notes are an integral part of these financial statements.

Mobile Vault, Inc.

(A Development Stage Company)

Statements of Operations

					For the Period
					from Inception
	Three Months	Three Months	Nine Months	Nine Months	May 18,
	Ended	Ended	Ended	Ended	2011 to
	February 28,	February 29,	February 28,	February 29,	February 28,
	2013	2012	2013	2012	2013

REVENUES	$—	$—	$—	$—	$—

EXPENSES
General and Administrative	$1,272	$—	$4,092	$1,471	$7,147
Professional Fees	750	575	5,000	1,321	9,921
	2,022	575	9,092	2,792	17,068

Loss Before Income Taxes	$(2,022)	$(575)	$(9,092)	$(2,792)	$(17,068)

Provision for Income Taxes	—	—	—	—	—

Net Loss	$(2,022)	$(575)	$(9,092)	$(2,792)	$(17,068)

EARNINGS PER SHARE DATA:

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	9,000,000	9,000,000	9,000,000	9,000,000

The accompanying notes are an integral part of these financial statements.

Mobile Vault, Inc.

(A Development Stage Company)

Statements of Cash Flows

			For the Period
			from Inception
	Nine Months	Nine Months	May 18,
	Ended	Ended	2011 to
	February 28, 2013	February 29, 2012	February 28, 2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	$(9,092)	$(2,792)	$(17,068)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued liabilities	(1,200)	(3,100)	—
Increase in Accounts receivable	—	(621)	(621)
Net cash used in operating activities	(10,292)	(6,513)	(17,689)

FINANCING ACTIVITIES

Note payable	9,816	—	9,816
Interest expense	262	—	262
Common stock issued for cash	—	—	9,000
Net cash provided by financing activities	10,078	—	19,078

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(214)	(6,513)	1,389

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,603	8,992	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,389	$2,479	$1,389

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

FEBRUARY 28, 2013

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Mobile Vault, Inc. is a development stage company that was incorporated on May 18, 2011, to provide mobile security and privacy protection. The Company plans to provide mobile users the ability to check where files have come from, securely back up the data on their mobile phones, check social networks for bad links and other threats, and provide warning of unsafe websites and monitors the phone for suspicious behavior to quickly detect attacks, viruses, and malware activities.

The Company’s management has chosen May 31st for its fiscal year end.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for interim financial information and in accordance with professional standards promulgated by the Public Company Accounting Oversight Board (PCAOB). They reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods presented.

Accounting Basis

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification (“ASC”) 915, Development Stage Entity. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Earnings (Loss) per Share

The Company adopted ASC 260, Earnings per Share. Basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods presented.

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

FEBRUARY 28, 2013

Income Taxes

The Company adopted ASC 740, Income Taxes, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of February 28, 2013.

Advertising

The Company will expense advertising as incurred. The advertising since inception has been zero.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Property

The Company does not own any real estate or other properties. The Company’s office is located at 3384 La Canada Drive, Suite 1, Cameron Park, CA 95682.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162,” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative generally accepted accounting principles (“GAAP”) for nongovernmental entities. The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure. Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with “FASB ASC,” where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates (“ASU”).

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

FEBRUARY 28, 2013

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, “Topic 105 - Generally Accepted Accounting Principles” (“ASU 2009-1”) which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company’s financial position or results of operations but will change the referencing system for accounting standards.

In February 2010, the FASB issued ASU 2010-09 “Subsequent Events - Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which amends FASB ASC Topic 855, Subsequent Events, so that SEC filers no longer are required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. ASU No. 2010-09 was effective immediately and the Company adopted these new requirements in the first quarter of 2010. The adoption did not have a material impact on the disclosures of the Company’s financial statements.

As of February 28, 2013, all citations to the various SFAS’ have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

As of February 28, 2013, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

Uncertain Tax Positions

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, Accounting for Uncertainty in Income Taxes. The Company had no material unrecognized income tax assets or liabilities for the year ended May 31, 2012 or for the year ended May 31, 2011. The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the year ended May 31, 2012 and 2011, there were no income tax, or related interest and penalty items in the income statement, or liability on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Florida State. Tax years 2011 to present remain open to income tax examination.  The Company is not currently involved in any income tax examinations.

NOTE 3.  INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.

The Company utilizes the asset and liability method for financial reporting of income taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and the tax basis of assets and liabilities, and are measured by applying enacted rates and laws to taxable years in which such differences are expected to be recovered or settled. Any changes in tax rates or laws are recognized in the period when such changes are enacted.

As of February 28, 2013, the Company has $6,657 in gross deferred tax assets resulting from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believes future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period May 18, 2011 (inception) to February 28, 2013. As of February 28, 2013, the Company has federal net operating loss carry forwards of approximately $17,068 available to offset future taxable income through 2030. Utilization of these net operating loss carry forwards may be limited in accordance with IRC Section 382 in the event of certain shifts in ownership. The difference between the tax provision at the statutory federal income tax rate on February 28, 2013 and the tax provision attributable to loss before income taxes is as follows:

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

FEBRUARY 28, 2013

For the period
May 18, 2011
(Date of Inception)
through
February 28, 2013

Statutory federal income taxes	34.0%
State taxes, net of federal benefits	5.0%
Valuation allowance	-39.0%
Income tax rate	—

NOTE 4.  NOTES PAYABLE

The Company issued notes payable on July 1, 2012 and October 25, 2012 in the amount of $5,816 and $4,000 respectively to one investor. The notes both bear interest at 5% and are payable on demand.

NOTE 5.  STOCKHOLDERS’ EQUITY

Preferred Stock

As of February 28, 2013, the Company had 20,000,000 shares of preferred stock authorized, with none issued nor outstanding.

Common Stock

On May 18, 2011, the Company issued 9,000,000 of its $0.0001 par value common stock for $9,000 cash. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

As of February 28, 2013, there are 480,000,000 Common Shares at $0.0001 par value authorized with 9,000,000 shares issued and outstanding.

NOTE 6.  RELATED PARTY TRANSACTIONS

As of February 28, 2013, the sole officer and sole director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. She may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7.  GOING CONCERN

As of February 28, 2013, the accompanying financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the period May 18, 2011 (date of inception) through February 28, 2013 the Company has had a net loss of $17,068 consisting of SEC audit and review fees, California state taxes, and incorporation fees for the Company to initiate its SEC reporting requirements.

As of February 28, 2013, the Company has not yet emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying audited financial statements is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

FEBRUARY 28, 2013

NOTE 8.  CONCENTRATION OF RISKS

Cash Balances

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. The Company had no deposits in excess of insured amounts as of February 28, 2013.

NOTE 9.  SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred subsequent to February 28, 2013 through April 9, 2013, the date the interim financial statements were available to be issued, for potential recognition or disclosure in the accompanying financial statements. Other than the disclosures above, the Company did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

Mobile Vault, Inc.

Audited Financial Statements for the years ended May 31, 2012 and 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mobile Vault, Inc.

We have audited the accompanying balance sheets of Mobile Vault, Inc. (a development stage company) as of May 31, 2012 and May 31, 2011 and the related statement of operations, stockholders’ equity and cash flows for the year ended May 31, 2012, for the period from May 18, 2011 (date of inception) through May 31, 2011 and for the period from May 18, 2011 (date of inception) through May 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Vault, Inc. as of May 31, 2012 and May 31, 2011 and the results of operations and cash flows for the year ended May 31, 2012, for the period from May 18, 2011 (date of inception) through May 31, 2011 and for the period from May 18, 2011 (date of inception) through May 31, 2012, in conformance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in development stage with limited operations and resources, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ZBS Group LLP

Melville, New York

June 22, 2012

115 Broad Hollow Road, Suite 350     Melville, New York 11747

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zbscpas.com

Mobile Vault, Inc.

(A Development Stage Company)

Balance Sheets

	May 31,	May 31,
	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,603	$8,992
Accounts receivable	621	—
Total current assets	$2,224	$8,992

TOTAL ASSETS	$2,224	$8,992

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable & Accrued liabilities	$1,200	$3,100
Total liabilities	$1,200	$3,100

STOCKHOLDERS’ EQUITY
Capital Stock
Preferred shares:
20,000,000 shares authorized, $0.0001 par value;
0 shares issued and outstanding	—	—
Common shares:
480,000,000 shares authorized, $0.0001 par value;
9,000,000 shares issued and outstanding	$900	$900
Additional paid-in capital	8,100	8,100
Stock Subscription Receivable	0	0
Deficit accumulated during the development stage	(7,976)	(3,108)
Total Stockholders’ Equity	1,024	5,892

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,224	$8,992

The accompanying notes are an integral part of these financial statements.

Mobile Vault, Inc.

(A Development Stage Company)

Statement of Operations

		For the Period	For the Period
		from Inception	from Inception
	Twelve Months	May 18,	May 18,
	Ended	2011 to	2011 to
	May 31,	May 31,	May 31,
	2012	2011	2012

REVENUES	$—	$—	$—

EXPENSES
General & Administrative	$2,947	$108	$3,055
Professional Fees	1,921	3,000	4,921
	4,868	3,108	7,976

Loss Before Income Taxes	$(4,868)	$(3,108)	$(7,976)

Provision for Income Taxes	—	—	—

Net Loss	$(4,868)	$(3,108)	$(7,976)

PER SHARE DATA:

Basic and diluted loss per common share	$—	$—	$—

Basic and diluted weighted Average Common shares outstanding	9,000,000	9,000,000	9,000,000

The accompanying notes are an integral part of these financial statements.

Mobile Vault, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

From May 18, 2011 (Inception) to May 31, 2012

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception -May	—	$—	$—	$—	$—

Common shares issued to Founder for cash at $0.001 per share (par value $0.0001) on 5/18/2011	9,000,000	900	8,100	—	9,000

Net (loss)	—	—	—	(3,108)	(3,108)
				—
Balance - May 31, 2011	9,000,000	900	8,100	(3,108)	5,892

Loss for the quarter ended August, 2011				(721)	(721)

Balance - August 31, 2011	9,000,000	900	8,100	(3,829)	5,171

Loss for the quarter ended November, 2011	—	—	—	(1,496)	(1,496)

Balance - November 30, 2011	9,000,000	900	8,100	(5,325)	3,675

Loss for the quarter ended February, 2012	—	—	—	(575)	(575)

Balance - February 29, 2012	9,000,000	900	8,100	(5,900)	3,100

Loss for the quarter ended May, 2012	—	—	—	(2,076)	(2,076)

Balance - May 31, 2012	9,000,000	900	8,100	(7,976)	1,024

The accompanying notes are an integral part of these financial statements.

Mobile Vault, Inc.

(A Development Stage Company)

Statement of Cash Flows

		For the Period	For the Period
		from Inception	from Inception
	Year	May 18,	May 18,
	Ended	2011 to	2011 to
	May 31, 2012	May 31, 2011	May 31, 2012

OPERATING ACTIVITIES

Net Loss	$(4,868)	$(3,108)	$(7,976)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued liabilities	(1,900)	3,100	1,200
accounts receivable	(621)	—	(621)
Net cash used in operating activities	$(7,389)	$(8)	$(7,397)

FINANCING ACTIVITIES

Common stock issued for cash	$—	$9,000	$9,000
Net cash provided by financing activities	$—	$9,000	$9,000

INCREASE IN CASH AND CASH EQUIVALENTS	$(7,389)	$8,992	$1,603

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$8,992	$—	$—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,603	$8,992	$1,603

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$—	$—	$—
Income taxes	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2012)

NOTE 1.	GENERAL ORGANIZATION AND BUSINESS

Mobile Vault, Inc. is a development stage company that was incorporated on May 18, 2011, to provide mobile security and privacy protection. Mobile Vault will provide mobile users the ability to check where files have come from, securely back up the data on their mobile phones, check social networks for bad links and other threats, and provide warning of unsafe websites and monitors the phone for suspicious behavior to quickly detect attacks, viruses, and malware activities.

Mobile Vault plans to provide a unique way to protect the privacy and security when using any mobile application. The Company’s products will allow the user to automatically back up their files to disc, USB device or a cloud-based data center. This allows the user to recover any data and files if your mobile device crashes. This product also secures and automatically enters usernames and passwords to prevent cybercriminals from stealing this information. Mobile Vault will block unsafe and malicious websites, including phishing sites.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

The Company is currently a development stage enterprise reporting under the provisions of FASB ASC 915, Development Stage Entity. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements cash equivalents include all highly liquid investments with an original maturity of three months or less when purchased.

Earnings (Loss) per Share

The Company adopted FASB ASC 260, Earnings per Share. Basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There were no diluted or potentially diluted shares outstanding for all periods presented.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown, and none are contemplated in the near future.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of May 31, 2012 or 2011, respectively.

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2012)

Advertising

The Company will expense advertising as incurred. The advertising since inception has been $0.00.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Property

The Company does not own any real estate or other properties. The Company’s office is located 3384 La Canada Drive, Cameron Park, CA 95682. Our contact number is 530-409-3181. The business office is located at the home of Danielle Olsen, the CEO of the Company, at no charge to the Company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

NOTE 3.	INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Therefore, the net deferred tax asset and income tax expense have been fully offset by a valuation allowance at May 31, 2012 and 2011, leaving a balance of $0 for both periods.

The Company has filed all income tax returns since inception.

At May 31, 2012, the Company had estimated net loss carry forwards of approximately $7,976, which expires through its tax year ending 2032. Utilization of the net operating loss carryforwards may be limited in accordance with IRC Section 382 in the event of certain shifts in ownership.

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2012)

NOTE 4.	STOCKHOLDERS’ EQUITY

Common Stock

On May 18, 2011, the Company issued 9,000,000 of its $0.0001 par value common stock at $0.001 per share for $9,000 cash to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

There are 20,000,000 Preferred Shares at $0.0001 par value authorized with none issued or outstanding.  There are 480,000,000 Common Shares at $0.0001 par value authorized with 9,000,000 shares issued and outstanding May 31, 2012 and 2011, respectively.

NOTE 5.	RELATED PARTY TRANSACTIONS

An officer and director of the Company is involved in business activities outside of the Company and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period May 18, 2011 (date of inception) through May 31, 2012 the Company has had a net loss of $7,976. As of May 31, 2012, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations, if ever, are sufficient to fund working capital requirements.

NOTE 7.	THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

Recent Accounting Pronouncements

In April 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2012)

In April 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. (See EITF 09-1 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”). Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) became the source of authoritative US GAAP to be applied by nongovernmental entities, effective July 1, 2009. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 was effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. SFAS No. 168 was effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements other than current references to GAAP.

Mobile Vault, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2012)

In June 2009, the FASB issued SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 was effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, (ASC Topic 860) “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 8.	CONCENTRATIONS OF RISKS

Cash Balances

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On April 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor. Our cash balance at May 31, 2012 was below the FDIC insurance threshold.

NOTE 9.	SUBSEQUENT EVENTS

None.

The Company has evaluated subsequent events through July 10, 2012, the date which the financial statements were available to be issued, and no such events have occurred.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$5
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$500
Transfer Agent Fees	$825
Accounting fees and expenses	$1,425
Legal fees and expenses	$2,250
TOTAL	$5,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

On May 18, 2011, we issued 9,000,000 shares to Ms. Danielle Olsen, the Company’s founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering

It is our belief Ms. Olsen had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Ms. Olsen certified that she was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of Mobile Vault, Inc. *
3.2	Bylaws of Mobile Vault, Inc. *
4.1	Specimen Stock Certificate of Mobile Vault, Inc. *
5.1	Opinion of Counsel.
14.1	Code of Ethics. *
23.1	Consent of Accountants.
99.1	Subscription Agreement Mobile Vault, Inc. *
101	Interactive Data Files of Financial Statements and Notes **

* previously filed.

** In accordance with Regulation S-T, the Interactive Data Files in Exhibit 101 shall be deemed “furnished” and not “filed”.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, CA on July 3, 2013.

Mobile Vault, Inc.

By:	/s/ Danielle Olsen
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Danielle Olsen	President, Chief Executive Officer,	July 3, 2013
Danielle Olsen	Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director